SUB-ITEM 77H

As of January 31, 2014, the following entity did not own 25% or more of the voting securities of MFS European Equity Fund:



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|PERSON/ENTITY                           |
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|MASSACHUSETTS FINANCIAL SERVICES COMPANY|
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